                                                                    EXHIBIT 10.5
                                ESCROW AGREEMENT


                  This Escrow Agreement ("Agreement") is made and entered into as of _______________, 2000 by and among TEAM AMERICA CORPORATION, an Ohio corporation ("Parent"), certain founding shareholders of Mucho.com, INC., a Nevada corporation ("Mucho"), identified on EXHIBIT A hereto (the "Mucho Shareholders"), and National City Bank, a [state/national] banking association (the "Escrow Agent").

                                    RECITALS

                  WHEREAS, Parent, TEAM Merger Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Mucho have entered into an Agreement and Plan of Merger dated as of June 16, 2000 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Mucho and Mucho will become a wholly-owned subsidiary of Parent;

                  WHEREAS, pursuant to the Merger Agreement a total of 5,925,925 shares of common stock of Parent will be issued to former shareholders of Mucho;

                  WHEREAS, the Merger Agreement contemplates the establishment of an escrow arrangement, pursuant to which the Mucho Shareholders have agreed to place a total of __________ shares of Parent received by them in the Merger into escrow (the "Escrow Shares");

                  WHEREAS, the Merger Agreement provides for the release of the Escrow Shares upon the attainment of certain operating revenue objectives, financing obligations and other obligations under the Merger Agreement, as more fully described herein; and

                  WHEREAS, Escrow Agent is willing to act as escrow agent on the terms and conditions set forth in this Escrow Agreement.

                                    AGREEMENT

                  NOW THEREFORE, IT IS AGREED THAT:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement.

                                   ARTICLE II
                                 THE ESCROW FUND

                  SECTION 2.01 ESTABLISHMENT OF ESCROW FUND. Escrow Agent hereby acknowledges receipt from the Mucho Shareholders of Parent Common Stock Certificate No. ____ for an aggregate of ____________ shares of Common Stock of Parent, registered in the name of __________, together with stock powers executed by the Mucho Shareholders with respect thereto, to be held as provided in this Escrow Agreement. Parent and the Mucho Shareholders acknowledge that the Escrow Shares are being issued in connection with the Merger.

                  SECTION 2.02 SHARES IN ESCROW FUND. The Escrow Shares held in escrow pursuant to this Agreement shall constitute an escrow fund (the "Escrow Fund") with respect to the performance obligations under the Merger Agreement. The Escrow Fund shall be held as a trust fund which is a grantor trust under
Section 671 ET SEQ. of the Internal Revenue Code with the Mucho Shareholders as grantors, and it is the intention of Parent and the Mucho Shareholders that the Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Mucho Shareholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement. Upon execution of this Agreement by the Mucho Shareholders, each such Mucho Shareholder shall deliver to Parent original "assignments separate from certificate" ("Stock Powers") endorsed by each such Mucho Shareholder in blank with signature guaranteed by a commercial bank or by a member firm of the NASD.

                  SECTION 2.03 VOTING OF ESCROW SHARES. Prior to the satisfaction of the conditions to release of one-half or all of the Escrow Shares stated in Section 3.02, neither the Escrow Agent nor any of the Mucho Shareholders shall be entitled to exercise any voting rights with respect to such Escrow Shares.

                  SECTION 2.04 DISTRIBUTIONS. Parent and each of the Mucho Shareholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the Mucho Shareholders, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Unless and until the Escrow Agent shall actually receive such cash, securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person. The Parent and the Mucho Shareholders agree that the Mucho Shareholders are taxable on any cash, securities or other property distributed to the Escrow Agent as a dividend paid with respect to such Escrow Shares and that Parent shall provide the Mucho Shareholders with a Form 1099 with respect to any such distributions.


                  SECTION 2.05 TRANSFERABILITY. The interests of the Mucho Shareholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Parent and each of the Mucho Shareholders acknowledge that each Mucho Shareholder is the owner of the Escrow Shares registered in the name of such shareholder.

                  SECTION 2.06 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.

                  SECTION 2.07 PRO RATA DISTRIBUTION. Any Escrow Shares released from the Escrow Account to Mucho Shareholders shall be deemed to reduce the Escrow Shares pro rata with respect to each Mucho Shareholder in accordance with each Mucho Shareholder's percentage interest in the Escrow Fund as set forth in EXHIBIT B.

                  SECTION 2.08 STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action.


                                   ARTICLE III
                        ADMINISTRATION OF ESCROW ACCOUNT

                  SECTION 3.01 RELEASE OF ESCROW SHARES. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and Stock Powers to an independent stock transfer agent for the Parent Common Stock with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Mucho Shareholders, as appropriate, at the addresses described in EXHIBIT B. Whenever a distribution is to be made to the Mucho Shareholders, pro rata distributions shall be made to each of them based on the Percentage Interests in the Escrow Fund set forth in EXHIBIT B.

                  SECTION 3.02 CONDITIONS ON RELEASE OF SHARES. Except as otherwise provided herein, the Escrow Agent shall release shares held in the Escrow Account as follows:

                  a. One-half of the escrowed shares, distributed on a pro rata basis to the Mucho Shareholders, upon Stonehenge or its affiliates, business partners or investors obtained or arranged by Stonehenge, providing $10 million in private equity financing on behalf of Parent, prior to December 31, 2001.

                  b. Provided the condition in Section 3.02(a) has been satisfied, the remaining half of the escrowed shares will be released on a pro rata basis to the Mucho Shareholders if in any consecutive three-month period, prior to December 31, 2002, Parent's operating revenue from Mucho's internet operations and incremental TEAM PEO gross margin in excess of eight percent (8%) over TEAM America's prior year's gross margin during the same three-month period is $2 million or greater.

                  c. If the condition as set forth in Section 3.02(a) is not satisfied, the Mucho

Shareholders will receive one-half of the escrowed shares on a pro rata basis if Parent raises $15 million in equity financing prior to December 31, 2001.

                  d. If the condition as set forth in Section 3.02(c) is satisfied, the Mucho Shareholders will receive the remaining half of the escrowed shares on a pro rata basis if Parent earns $2 million of operating revenue from its internet operations in any consecutive three-month period prior to December 31, 2002.

                  e. If prior to January 1, 2003 there shall have been a change in control of Parent, exclusive of any such change of control resulting from the consummation of the Merger Agreement and related transaction, the Board of Directors of Parent shall immediately authorize the total release of the Escrow Shares, to be distributed to the Mucho Shareholders on a pro rata basis; provided, that, at the time the change in control occurs, the transaction which caused the change in control was consummated for Parent common stock at a price in excess of $6.75 per share. For purposes of this Agreement, "change of control" shall be deemed to have taken place if, as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Parent immediately before the Transaction shall cease to constitute a majority of the Board of Directors of Parent or of any successor to Parent; provided, however, that any Transaction shall not be deemed to be a change in control if the Transaction causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors of Parent in office immediately prior to the change in control.

                  SECTION 3.03 CONSEQUENCES OF FAILURE TO MEET CONDITIONS OF RELEASE. If any escrowed shares are not released in accordance with Section 3.02 above, those shares will be returned to Parent and cancelled on January 1, 2003.

                  SECTION 3.04 CERTIFICATION OF CONDITIONS OF RELEASE. Forthwith upon the occurrence of any of the conditions of release contained in Section 3.02, Parent shall certify same to Escrow Agent and Escrow Agent shall thereafter release the Escrow Shares to the Mucho Shareholders entitled thereto; provided the failure to deliver such certification shall not by itself prevent Escrow Agent from releasing the Escrow Shares if it is otherwise appropriate to do so.

                                   ARTICLE IV
                             ARBITRATION OF DISPUTES

                  SECTION 4.01 CONTESTED CLAIMS. Any Claim for release of the Escrow Shares by any Mucho Shareholder that is contested by Parent shall be promptly settled by mandatory binding arbitration as provided herein. The final decision of the arbitrator will be furnished to the Escrow Agent, Parent and the Mucho Shareholders in writing and will constitute a conclusive determination of the issues in question, binding upon Parent and the Mucho Shareholders. The Escrow Agent shall have no responsibility or obligation to participate in any such arbitration as a party thereto.

                  SECTION 4.02 ARBITRATION. Each arbitration conducted pursuant hereto shall be conducted in Columbus, Ohio, in accordance with the commercial arbitration rules of the

American Arbitration Association (the "AAA RULES") then in effect. However, in all events, these arbitration provisions will govern and supersede any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

                  SECTION 4.03 COMPENSATION OF ARBITRATOR. Any such arbitration will be conducted before a single arbitrator who will be compensated at a rate to be determined by Parent and the American Arbitration Association (the "AAA"), but based upon reasonable hourly or daily consulting rates for the arbitrator in the event that Parent and AAA are not able to agree upon the rate of compensation.
                  SECTION 4.04 SELECTION OF ARBITRATOR. The AAA will have the authority to select an arbitrator from a list of arbitrators who are lawyers experienced in the representation of ___________ companies; PROVIDED, HOWEVER, that such arbitrator cannot be the legal counsel to Parent or any one of the Mucho Shareholders and Parent and the Mucho Shareholders will each have the opportunity to make such reasonable objection to any of the arbitrators proposed by the AAA as such party may wish and that the AAA will select the arbitrator from the list of arbitrators as to whom neither party makes any such reasonable objection. In the event that the foregoing procedure is not followed, Parent, on the one hand, and the Mucho Shareholders, on the other hand, will choose one person from the list of arbitrators provided by the AAA (provided that such person does not have a conflict of interest), and the two persons so selected will select the arbitrator from the list provided by the AAA.

                  SECTION 4.05 PAYMENT OF COSTS. Parent and the Mucho Shareholders will bear the expense of deposits and advances required by the arbitrator in equal proportions, subject to recovery as an addition or offset to any award. The prevailing party in any arbitration or judicial proceeding arising from or relating to this Agreement shall, in addition to all other remedies, be entitled to an award of costs and attorney fees determined by the arbitrator.
                  SECTION 4.06 BURDEN OF PROOF. For any Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                  SECTION 4.07 AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                  SECTION 4.08 TIMING. Parent and Mucho Shareholders will use their best efforts to conclude each arbitration pursuant to this Article IV within 120 days after the date of the giving of the Claim Notice giving rise to such arbitration.

                  SECTION 4.09. TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Escrow Agreement or the Plan.

                  SECTION 4.10 EXCLUSIVE REMEDY. Except as specifically otherwise provided in this Escrow Agreement or the Plan, arbitration will be the sole and exclusive remedy of the parties for any Contested Claim that seeks release of Escrow Shares.

                  SECTION 4.11 RELEASE OF ESCROW SHARES PURSUANT TO ARBITRATION AWARD. Upon the arbitrator's issuance of a final award in such arbitration, the arbitrator will immediately deliver a copy of such final award to the Escrow Agent, Parent and the Mucho Shareholders. Upon its receipt of a copy of the final arbitration award, the Escrow Agent will immediately release escrowed shares to the appropriate party or continue to hold shares in escrow in a manner consistent with the arbitration decision and this agreement.


                                    ARTICLE V
                                    LIABILITY

                  SECTION 5.01 LIMITATION OF ESCROW AGENT'S LIABILITY. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding there being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for punitive, incidental or consequential damages. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

                  SECTION 5.02 INDEMNIFICATION. The Mucho Shareholders and Parent hereby agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent.


                                   ARTICLE VI
                                   TERMINATION

                  SECTION 6.01 TERMINATION. This Escrow Agreement shall terminate upon delivery of all of the Escrow Shares to Mucho Shareholders pursuant to Section 3.02 herein or shall terminate and the Escrow Shares, or any balance of the Escrow Shares remaining after delivery of Escrow Shares to Mucho Shareholders pursuant to Section 3.02, shall be released and delivered to Parent promptly upon the later of (a) January 1, 2003, and (b) notification to Escrow Agent of final resolution of any dispute regarding delivery of Escrow Shares to Mucho Shareholders pursuant to Article IV.

                                   ARTICLE VII
                                  COMPENSATION

                  SECTION 7.01 COMPENSATION. Escrow Agent shall perform the services required hereunder in consideration of its selection by the other parties hereto to hold the Escrow Shares and the Stock Powers, and Escrow Agent shall receive compensation for its services from Parent in accordance with the following:

                  (a) An initial fee of ____________, which shall be due and payable upon execution of this Agreement, and a fee of ________________, which shall be due and payable upon the later of January 1, 2003 and the termination of this Agreement pursuant to Section 6.01;

                  (b) Parent shall reimburse Escrow Agent for any of its reasonable out of pocket expenses incurred in fulfilling its obligations hereunder within thirty (30) days of receipt of a written request therefor accompanied by such supporting documentation as Parent may reasonably request.

                                  ARTICLE VIII
                           REPLACEMENT OF ESCROW AGENT

                  SECTION 8.01 SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent shall appoint a successor Escrow Agent. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent. If Escrow Agent gives notice of resignation hereunder, Parent and Mucho Shareholders shall have the right to relieve Escrow Agent of its duties hereunder and to advance the resignation date set forth by Escrow Agent's written notice. Upon resignation under this Section 8.01, Escrow Agent shall reimburse Parent the pro rata share of any compensation paid to Escrow Agent under the terms of this Escrow Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section ____ of the Merger Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                           If to Escrow Agent:

                                    -------------------

                                    -------------------

                                    -------------------


                           If to Parent:

                                    TEAM America, Inc.
                                    110 East Wilson Bridge Road
                                    Worthington, Ohio  43085

                           with a copy to:

                                    Porter, Wright, Morris & Arthur LLP
                                    41 S. High Street
                                    Columbus, OH  43215
                                    Attn:  Robert J. Tannous, Esq.
                                    Telephone:  614-227-1953
                                    Telecopier:  614-227-2100

                           If to Mucho Shareholders:

                                    -----------------------
                                    -----------------------
                                    -----------------------

                                    with copies to the persons set forth on
                                    EXHIBIT A

If any Claim Notice, Response Notice or other document or notice of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document has been delivered to such other person if it has been delivered to the Escrow Agent.

                  SECTION 9.02 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  SECTION 9.03 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                  SECTION 9.04 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Ohio (without giving effect to principles of conflicts of laws).

                  SECTION 9.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any.

No Mucho Shareholder may assign such Mucho Shareholder's rights and obligations under this Agreement without the express prior written consent of Parent, provided, however, that upon the death of a Mucho Shareholder, such Mucho Shareholder's rights and obligations under this Agreement shall be transferred to the person(s) who receive such Mucho Shareholder's Escrow Shares under the laws of descent and distribution. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Mucho Shareholders, Parent, Escrow Agent and the respective successors and assigns, if any, of the foregoing.

                  SECTION 9.06 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  SECTION 9.07 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

                  SECTION 9.08 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  SECTION 9.09 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

                  SECTION 9.10 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

                  SECTION 9.11  CONSTRUCTION.

                  a. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  b. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  c. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  d. As used in this Agreement, the party referred to as "Parent" shall include TEAM Mucho, the entity to be formed by the Merger of Parent and Mucho, once the merger has been completed.

                  SECTION 9.12 RECALCULATION OF PERCENTAGE INTERESTS. If for any reason EXHIBIT B should need to be recalculated, Parent shall (a) calculate revised percentage interests for the Mucho Shareholders and (b) submit to the Escrow Agent a revised version of EXHIBIT B, on which the Escrow Agent may rely without inquiry.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.


                                       TEAM AMERICA INC.

                                       By:
                                          -------------------------------------
                                            Kevin T. Costello, President


                                       ESCROW AGENT

                                       By:
                                          -------------------------------------

                                       Name:
                                             ----------------------------------

                                       Title:
                                             ----------------------------------


                                       MUCHO SHAREHOLDERS:

                                       By:
                                          -------------------------------------


                                       By:
                                          -------------------------------------


                                       By:
                                          -------------------------------------


                                       By:
                                          -------------------------------------


                                       By:
                                          -------------------------------------

                             MUCHO ESCROW AGREEMENT
                        MUCHO SHAREHOLDERS SIGNATURE PAGE


                  By signing and returning a counterpart hereof, this Escrow Agreement, along with all counterparts executed as of the date of this Escrow Agreement and thereafter by additional Mucho Shareholders, will become a binding agreement among the Parent, the Escrow Agent and the Mucho Shareholders signatory to this Escrow Agreement.


                                  MUCHO SHAREHOLDER:

                                  ---------------------------------------------

                                  By:
                                      -----------------------------------------

                                  Print Name:
                                             ----------------------------------

                                  Tax I.D. Number:
                                                  -----------------------------

                                  Address:
                                           ------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------



                                  MUCHO SHAREHOLDER:

                                  ---------------------------------------------


                                  By:
                                      -----------------------------------------

                                  Print Name:
                                              ---------------------------------

                                  Tax I.D. Number:
                                                   ----------------------------

                                  Address:
                                          -------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------

                                    EXHIBIT A
                                    ---------


                               MUCHO SHAREHOLDERS

                                    EXHIBIT B
                                    ---------

------------------------------------------------------------------------------------------------------------------
Name, Address and Taxpayer Identification                   Number of Shares             Pro Rata Share of
Number of Mucho Shareholder                                                              Escrow Fund
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------































                                       2